EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IZEA, Inc.
Winter Park, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2015, relating to the consolidated financial statements of IZEA, Inc. for the years ended December 31, 2014 and 2013, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Cross, Fernandez & Riley, LLP

Orlando, Florida
April 24, 2015